FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 19, 2006

BAYWOOD INTERNATIONAL, INC.

(Exact Name or Registrant as Specified in Its Charter)

Nevada	000-22024	77-0125664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14950 North 83rd Place, Suite 1, Scottsdale, Arizona 85260
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (480) 951-3956

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement; Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant; Item 3.02 - Unregistered Sales of Equity Securities.

On September 19, 2006, Baywood International, Inc. ("Company") completed a $300,000 private placement of 10% Senior Convertible Notes (the "Notes") and five-year Company common stock purchase warrants ("Warrants," and together with the Notes, the "Units"). The Notes will mature on the earlier of (i) 12 months after initial issuance, (ii) upon the consummation by the Company of a merger, business combination, sale of all or substantially all of the Company's assets or other change of control or (iii) following the closing of an equity or debt financing in which the Company receives at least $7,000,000 in gross proceeds ("Qualified Placement").

Each Unit consisted of (i) $50,000 principal amount of Senior Convertible Notes and (ii) Warrants to purchase 428,571 shares of the Company's common stock at a price per share of $0,035, which represents 30% of the principal amount divided by the exercise price.

The principal amount and accrued interest of the Notes shall be convertible, at the option of each investor, into investment in the securities sold in a Qualified Placement. Such investment will be made on the same terms and conditions as other investors in the Qualified Placement. If the Company does not complete a Qualified Placement prior to the date the Notes would otherwise mature, investors will not have any right to convert the Notes. Further, the Company has no obligation to complete a Qualified Placement.

Investors in this offering will have customary "piggyback" registration rights, as well as in certain cases the right to demand that the Company file a single registration statement, in each case with respect to the shares of the Company's common stock issuable upon exercise of the Warrants. Registration rights, if any, with respect to any capital stock issuable upon conversion of the Senior Convertible Notes will be set forth in the terms for a Qualified Placement.

The Company paid Northeast Securities, Inc., the placement agent for the sales of Units (“NES”), a fee of 10% of the gross proceeds received by the Company, and will reimburse NES for up to $15,000 of its other expenses.

The Company will use the net proceeds of the private placement for working capital purposes.

The private placement was made to a limited number of “accredited investors” and is believed by the Company to be exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) or 4(6) thereof and/or Regulation D thereunder.

Item 9.01 - Financial Statements and Exhibits

Exhibit No.	Description

4.1	Form of 10% Senior Convertible Note

4.2	Form of Common Stock Purchase Warrant

4.3	Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAYWOOD INTERNATIONAL, INC.

Dated: September 25, 2006	/s/ Neil Reithinger
Neil Reithinger
President, Chief Executive Officer and Principal Accounting Officer